                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------



                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                              September 24, 1997
                        ------------------------------
                                Date of Report
                       (Date of earliest event reported)



                           ELECTROPHARMACOLOGY, INC.
              -------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



           DELAWARE                       0-25828                95-4315412
-------------------------------   ------------------------   -------------------
(State or other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)


    2301 N.W. 33RD COURT, SUITE 102
        POMPANO BEACH, FLORIDA                                     33069
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)




                                (954) 975-9818
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


================================================================================
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ITEM 5.  OTHER EVENTS.

     Electropharmacology, Inc. (EPi) announced today it received notice from Nasdaq that EPi stock would be delisted from the Nasdaq Stock market as of the close of business on September 23, 1997 due to noncompliance with the minimum capital and surplus requirement. The securities of EPi are eligible to trade on the OTC Bulletin Board.

     In July 1997, Nasdaq informed EPi that EPi stock would be delisted from the Nasdaq Stock market. EPi stock remained listed on the Nasdaq Stock market while EPi appealed the decision to delist the EPi stock. At a hearing held on August 28, 1997 before a Nasdaq Listing Qualifications Panel, EPi requested continued listing on the Nasdaq SmallCap Market pursuant to an exception to the total assets, capital and surplus and market value of public float requirements of the NASD Marketplace Rules. EPi reasoned that an exception should apply because the proposed merger with Eurobiotech Group, Inc. would strengthen the company's balance sheet and provide it with the ability to obtain financing. However, Nasdaq determined that, not withstanding that the company had signed a definitive agreement to merge with Eurobiotech Group, Inc., subject to certain conditions, such transaction will likely result in a change of control and a change in the financial structure of EPi and, therefore, pursuant to NASD Marketplace Rule 4330(f), would require the company after the merger to file a new listing application and satisfy the initial listing standards of the Nasdaq Marketplace Rules.

     EPi has filed an appeal of Nasdaq's decision.



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Electropharmacology, Inc.




                                      By:  /s/ Arup Sen
                                         ---------------------------------------
                                         Arup Sen
                                         President and Chief Executive Officer


September 24, 1997


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